Exhibit 3.1

RESTATED CERTIFICATE OF INCORPORATION

OF

HBT FINANCIAL, INC.

HBT Financial, Inc., a Delaware corporation (the “Corporation”), hereby certifies as follows:

1.              The Corporation was originally formed as Heartland Financial Bancshares, Inc. and filed its original certificate of incorporation with the Secretary of State on June 28, 1982.

2.              The restated certificate of incorporation (as it may be amended, this “Certificate of Incorporation”) amends, restates and integrates the provisions of the certificate of incorporation of said corporation and has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware (the “DGCL”) by written consent of the Board of Directors and by the holders of a majority of the outstanding stock entitled to vote thereon in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

3.              The text of the certificate of incorporation is hereby amended and restated to read in full as set forth on Exhibit A attached hereto and made a part hereof.

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IN WITNESS WHEREOF, HBT Financial, Inc. has caused this certificate to be signed by       , its       , on the       day of       , 2019.

HBT FINANCIAL, INC.

Name:	Fred L. Drake
Its:	Chairman and Chief Executive Officer

RESTATED CERTIFICATE OF INCORPORATION

OF

HBT FINANCIAL, INC.

FIRST. The name of the Corporation is HBT Financial, Inc.

SECOND. The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive in the City of Wilmington, County of New Castle, Zip Code 19808. The name of its registered agent at such address is The Prentice-Hall Corporation System, Inc.

THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL.

FOURTH.

A.                                    Classes and Number of Shares.

1.                                      The total number of shares of all classes of stock which the Corporation shall have authority to issue is 150,000,000, of which 125,000,000 shares, par value of $0.01 per share, shall be designated as Common Stock and 25,000,000 shares, par value of $0.01 per share, shall be designated as Preferred Stock.

2.                                      Upon the effectiveness of the filing of this Certificate of Incorporation (the “Effective Time”), each share of the Corporation’s Series A Common Stock, par value $0.01 per share (the “Series A Common Stock”), issued and outstanding immediately prior to the Effective Time shall be reclassified as and converted  into one share of Common Stock.  Until surrendered, each certificate that prior to the Effective Time represented shares of Series A Common Stock shall, from and after the Effective Time, represent the number of shares of Common Stock into which the shares of Series A Common Stock represented by such stock certificate immediately prior to the Effective Time were reclassified and converted pursuant hereto.

B.                                    Powers and Rights of Common Stock.

1.                                      Except as otherwise provided by the DGCL or this Certificate of Incorporation and subject to the rights of holders of any series of Preferred Stock, all of the voting power of the stockholders of the Corporation shall be vested in the holders of the Common Stock.  Each share of Common Stock shall entitle the holder thereof to one vote for each share held by such holder on all matters voted upon by the stockholders of the Corporation; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock) or pursuant to the DGCL.

2.                                      Except as otherwise required by law or expressly provided in this Certificate of Incorporation, each share of Common Stock shall have the same powers, rights and privileges and shall rank equally, share ratably and be identical in all respects as to all matters.

3.                                      Subject to the rights of the holders of Preferred Stock and to the other provisions of applicable law and this Certificate of Incorporation, holders of Common Stock shall be entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of the Corporation if, as and when declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor.

4.                                      In the event of any liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the Corporation’s debts and any other payments required by law and amounts payable upon shares of Preferred Stock ranking senior to the shares of Common Stock upon such dissolution, liquidation or winding up, if any, the remaining net assets of the Corporation shall be distributed to the holders of shares of Common Stock and the holders of shares of any other class or series ranking equally with the shares of Common Stock upon such dissolution, liquidation or winding up, equally on a per share basis.  A merger or consolidation of the Corporation with or into any other corporation or other entity, or a sale or conveyance of all or any part of the assets of the Corporation (which shall not in fact result in the liquidation of the Corporation and the distribution of assets to its stockholders) shall not be deemed to be a voluntary or involuntary liquidation or dissolution or winding up of the Corporation within the meaning of this Paragraph B.4.

5.                                      No holder of shares of Common Stock shall be entitled to preemptive or subscription rights.

C.                                    Powers and Rights of Preferred Stock.

1.                                      Shares of Preferred Stock may be issued in one or more series from time to time by the Board of Directors.

2.                                      The Board of Directors is expressly authorized to fix by resolution or resolutions the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, of the shares of each series of Preferred Stock, including, without limitation, the following:

a.                   the distinctive serial designation of such series which shall distinguish it from other series;

b.                   the number of shares included in such series;

c.                    the dividend rate (or method of determining such rate) payable to the holders of the shares of such series, any conditions upon which such dividends shall be paid and the date or dates upon which such dividends shall be payable;

d.                   whether dividends on the shares of such series shall be cumulative and, in the case of shares of any series having cumulative dividend rights, the date or dates or method of determining the date or dates from which dividends on the shares of such series shall be cumulative;

e.                    the amount or amounts which shall be payable out of the assets of the Corporation to the holders of the shares of such series upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation, and the relative rights of priority, if any, of payment of the shares of such series;

f.                     the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series may be redeemed, in whole or in part, at the option of the Corporation or at the option of the holder or holders thereof or upon the happening of a specified event or events;

g.                    the obligation, if any, of the Corporation to purchase or redeem shares of such series pursuant to a sinking fund or otherwise and the price or prices at which, the period or periods within which and the terms and conditions upon which the shares of such series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

h.                   whether or not the shares of such series shall be convertible or exchangeable, at any time or times at the option of the holder or holders thereof or at the option of the Corporation or upon the happening of a specified event or events, into shares of any other class or classes or any other series of the same or any other class or classes of stock of the Corporation, and the price or prices or rate or rates of exchange or conversion and any adjustments applicable thereto;

i.                       whether or not the holders of the shares of such series shall have voting rights, in addition to the voting rights provided by law, and if so, the terms of such voting rights; and

j.                      any other powers, preferences and rights and qualifications, limitations and restrictions not inconsistent with the DGCL.

3.                                      For all purposes, this Certificate of Incorporation shall include each certificate of designations setting forth the terms of a series of Preferred Stock.

4.                                      Unless otherwise provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall be entitled as of right to vote on any amendment or alteration of the Certificate of Incorporation to authorize or create, or increase the authorized amount of, any other class or series of Preferred Stock or any alteration, amendment or repeal of any provision of any other series of Preferred Stock that does not adversely affect in any material respect the rights of the series of Preferred Stock held by such holder.

5.                                      Except as otherwise required by the DGCL or provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of Common Stock, as such, shall be entitled to vote on any amendment or alteration of the Certificate of Incorporation that alters, amends or changes the powers, preferences, rights or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other series of Preferred Stock, to vote thereon pursuant to the Certificate of Incorporation or pursuant to the DGCL.

6.                                      Subject to the rights of the holders of any series of Preferred Stock, the number of authorized shares of any class or series of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the outstanding shares of such class or series, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereafter enacted.

7.                                      Unless otherwise provided in the resolution or resolutions of the Board of Directors or a duly authorized committee thereof establishing the terms of a series of Preferred Stock, no holder of any share of Preferred Stock shall, in such capacity, be entitled to bring a derivative action, suit or proceeding on behalf of the Corporation.

FIFTH.  The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal Bylaws of the Corporation.

SIXTH.

A.                                    The number of directors of the corporation shall be fixed from time to time pursuant to the Bylaws of the Corporation.

B.                                    The directors shall be elected by a plurality of the votes cast; provided that, whenever the holders of any class or series of capital stock of the Corporation are entitled to elect one or more directors pursuant to the provisions of this Certificate of Incorporation (including, but not limited to, any duly authorized certificate of designation), such directors shall be elected by a plurality of the votes cast by such holders. Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

C.                                    Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, disqualification, removal from office or any other cause may be filled only by resolution of a majority of the directors then in office, although less than a quorum, or by a sole remaining director, and may not be filled in any other manner.  A director elected or appointed to fill a vacancy shall serve for the unexpired term of his or her predecessor in office and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal.  A director elected or appointed to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been elected or appointed and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.  No decrease in the authorized number of directors shall shorten the term of any incumbent director.

SEVENTH.  Subject to the rights of the holders of any series of Preferred Stock then outstanding and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by or at the direction of the Chairperson of the Board of Directors or by Board of Directors pursuant to a written resolution adopted by the affirmative vote of the majority of the total number of directors that the Corporation would have if there were no vacancies.  Any business transacted at any special meeting of stockholders shall be limited to the purpose or purposes stated in the notice of the meeting.

EIGHTH.  Prior to the first date on which the voting trust governed by the Voting Trust Agreement, dated as of May 4, 2016, among Fred L. Drake, the Corporation and the depositors party thereto, ceases to own of record more than thirty-five (35%) of the outstanding shares of Common Stock (the “Trigger Date”), any action required or permitted to be taken at a meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding Common Stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.  From and after the Trigger Date, any action required or permitted to be taken by the Corporation’s stockholders may be taken only at a duly called annual or special meeting of the Corporation’s stockholders and the power of stockholders to consent in writing without a meeting is specifically denied; provided, however, that any action required or permitted to be taken by the holders of Preferred Stock, voting separately as a series or separately as a class with one or more other such series, may be taken without a meeting, without prior notice and without a vote, to the extent expressly so provided the resolutions creating  such series of Preferred Stock.

NINTH.

A.                                    To the fullest extent authorized by the DGCL, a director of the Corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of such director’s fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted under the DGCL as currently in effect or as the same may hereafter be amended.

B.                                    To the fullest extent permitted by the DGCL, the corporation is authorized to provide indemnification of (and advancement of expenses to) the Corporation’s directors, officers, employees and agents (and any other persons to which the DGCL permits the corporation to provide indemnification) through the Corporation’s by-laws, agreements with such persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to the corporation, its stockholders and others, and by any applicable federal or state bank regulatory laws or regulations. Such right to indemnification and advancement of expenses shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

C.                                    No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director, officer, employee or agent or other person existing at the time of, or increase the liability of any person with respect to any acts or omissions of such person occurring prior to, such amendment, modification or repeal.

TENTH. The corporation expressly elects not to be governed by Section 203 of the DGCL.